Exhibit 99.1

Newpark Resources Announces Appointment of Gary Warren to Board of Directors

          METAIRIE, La., Dec. 27 /PRNewswire-FirstCall/ -- Newpark Resources, Inc. (NYSE: NR) today announced that Gary Warren has joined its Board of Directors. Mr. Warren has spent the past 33 years in various management and executive positions in the oilfield services industry and recently retired from Weatherford International, Ltd., where he served as Senior Vice President and President of the Drilling and Well Services Division for the past six years.

          Newpark Resources, Inc. is a provider of drilling fluids, environmental waste treatment solutions, and temporary work sites and access roads for oilfield and other commercial markets.

SOURCE  Newpark Resources, Inc.
          -0-                                                            12/27/2005
          /CONTACT:  James D. Cole, Chief Executive Officer of Newpark Resources, Inc., +1-504-838-8222/
          /Web site:  http://www.newpark.com /
          (NR)